Exhibit 99.1

Contact:
Sean McHugh
Vice President
Investor Relations and Communications
(970) 506-7490
sean.mchugh@swiftbrands.com
SWIFT & COMPANY, S&C HOLDCO 3, INC. AND SWIFT FOODS COMPANY
ANNOUNCE TENDER OFFERS AND CONSENT SOLICITATIONS FOR
OUTSTANDING NOTES
GREELEY, COLO., June 8, 2007 — Swift & Company (“S&C”), one of the leading beef and pork processing companies in the world, and its affiliates S&C Holdco 3, Inc. (“S&C Holdco 3”) and Swift Foods Company (“SFC”), today announced that S&C is offering to purchase for cash all of its outstanding 10-1/8% Senior Notes due 2009 (the “10-1/8% Senior Notes”) and 12-1/2% Senior Subordinated Notes due January 1, 2010 (the “Subordinated Notes”), S&C Holdco 3 is offering to purchase for cash all of its outstanding 11.00% Senior Notes due 2010 (the “11.00% Senior Notes”), and SFC is offering to purchase for cash all of its outstanding 10.25% Convertible Senior Subordinated Notes due 2010 (the “Convertible Notes” and, together with the 10-1/8% Senior Notes, the Subordinated Notes and the 11.00% Senior Notes, the “Notes”), in each case, on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated June 7, 2007 and the accompanying Consent and Letter of Transmittal (the “Offer Documents”). S&C, S&C Holdco 3 and SFC (collectively, the “Companies”) are also soliciting consents to amend or eliminate most of the affirmative and restrictive covenants and certain events of default in the indentures under which the Notes were issued. The Companies are making the tender offers and consent solicitations in connection with the previously announced proposed merger (the “Merger”) of SFC and J&F Acquisition Co. (“J&F Acquisition”), a Delaware corporation and subsidiary of J&F Participações, S.A., a Brazilian corporation (“J&F”), upon the consummation of which SFC will survive as a subsidiary of J&F.
The total consideration to be paid for tendered and accepted 10-1/8% Senior Notes will be $1,037.13 per $1,000 principal amount plus accrued and unpaid interest up to, but not including, the settlement date. Of this amount, $10 will be a consent payment payable only to holders who validly tender their 10-1/8% Senior Notes and deliver consents by 5:00 p.m., New York City time, on June 20, 2007, unless extended (the “Consent Payment Deadline”).
The total consideration to be paid for tendered and accepted Subordinated Notes will be $1,048.54 per $1,000 principal amount plus accrued and unpaid interest up to, but not including, the settlement date. Of this amount, $10 will be a consent payment payable only to holders who validly tender their Subordinated Notes and deliver consents by the Consent Payment Deadline.
The total consideration to be paid for tendered and accepted 11.00% Senior Notes will be $1,057.50 per $1,000 principal amount plus accrued and unpaid interest up to, but not including, the settlement date. Of this amount, $10 will be a consent payment payable only to holders who validly tender their 11.00% Senior Notes and deliver consents by the Consent Payment Deadline.

The total consideration to be paid for tendered and accepted Convertible Notes will be a price based on the present value of the redemption price of the Convertible Notes on March 12, 2009 (the first date on which the Convertible Notes may be redeemed at the option of SFC) and all scheduled payments of interest through that date (other than the next scheduled interest payment date), using a discount rate based on the yield to maturity of the 4.75% U.S. Treasury Note due February 28, 2009, plus accrued and unpaid interest up to, but not including, the settlement date. Of this amount, $30 per $1,000 principal amount will be a consent payment payable only to holders who validly tender their Convertible Notes and deliver consents by the Consent Payment Deadline.
The offer by each Company will expire at midnight, New York City time, on July 5, 2007, unless extended or earlier terminated (the “Offer Expiration Date”). Holders who tender Notes are required to consent to the proposed amendments to the indentures related to those Notes. To receive the consent payment, holders must validly tender their Notes and deliver consents by the Consent Payment Deadline.
Tenders of Notes prior to the Consent Payment Deadline may be validly withdrawn and consents may be validly revoked at any time prior to the time at which the supplemental indenture with respect to the applicable issue of Notes is executed (which is expected to be promptly following the receipt of the requisite consents for the applicable issue of Notes), but not thereafter unless the tender offers and the consent solicitations are terminated without any such Notes being purchased. Each Company reserves the right to terminate, withdraw or amend its offer at any time subject to applicable law. The Consent Payment Deadline and the Offer Expiration Date for each issue of Notes may be extended by the applicable issuer in its discretion.
The tender offers are conditioned upon, among other things, the receipt of valid and unrevoked consents of the holders of a majority of the outstanding Notes of each issue of Notes and the consummation of the Merger. Each Company expects to pay for any of its Notes purchased pursuant to the tender offer and consent solicitation in same-day funds on a date promptly following the satisfaction or waiver of the conditions to the closing of the Merger and the acceptance of such validly tendered and not withdrawn Notes.
The Companies have retained J.P. Morgan Securities Inc. to act as the Dealer Manager and the Solicitation Agent in connection with the tender offers and consent solicitations. Questions about the tender offers and consent solicitations may be directed to J.P. Morgan Securities Inc. at (800) 245-8812 (toll free) or (212) 270-1477 (collect). Copies of the Offer Documents and other related documents may be obtained from D.F. King & Co., Inc., the Information Agent for the tender offers and consent solicitations, at (800) 290-6427 (toll free) or (212) 269-5550 (collect).
The tender offers and consent solicitations are being made solely on the terms and conditions set forth in the Offer Documents. Under no circumstances shall this press release constitute an offer to buy or the solicitation of an offer to sell the Notes or any other securities of any of the Companies. It also is not a solicitation of consents to the proposed amendments to the indentures. No recommendation is made as to whether holders of the Notes should tender their Notes or give their consent.

About Swift & Company
With nearly $10 billion in annual sales, Swift & Company is the third-largest processor of fresh beef and pork in the U.S. and the largest beef processor in Australia. Founded in 1855 and headquartered in Greeley, Colorado, Swift processes, prepares, packages, markets and delivers fresh, further-processed and value-added beef and pork products to customers in the United States and international markets. For more information please visit www.swiftbrands.com.
Information Concerning Forward-Looking Statements
This press release contains certain statements, projections and forecasts regarding Swift & Company’s future business plans, financial results, products and performance that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of such words as “may,” “will,” “should,” “expects,” “plans,” “anticipates” and “believes.” There are a number of risks and uncertainties that could cause the actual results to differ materially. Some of these risks and uncertainties include product liability claims and recalls, livestock disease, fluctuating raw material costs and selling prices, changes in consumer preferences, compliance with environmental regulations and labor relations, operating in a competitive environment, uncertainties related to the completion of the Merger, including the fulfillment or waiver of conditions to the closing under the related Merger Agreement, and other general economic conditions and other risks described in S&C Holdco 3’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the SEC’s website. Statements in this press release are based on the information available to the Companies as of the date of this release. The Companies undertake no obligation to update the information contained in the press release.
Swift & Company files information with the Securities and Exchange Commission under its parent’s name of S&C Holdco 3, Inc. Filings may be viewed at: http://www.sec.gov.
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